Exhibit 5.2
Deutsche Bank Aktiengesellschaft
Theodor-Heuss-Allee 70
D-60486 Frankfurt am Main
Germany
February 18, 2008
Ladies and Gentlemen:
In our capacity as Counsel of Deutsche Bank Aktiengesellschaft (the “Bank”) we have advised the Bank as to matters of German law in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of an unspecified aggregate initial offering price or number of company preferred securities (the “Company Preferred Securities”) of Deutsche Bank Contingent Capital LLC III (the “Company”), trust preferred securities (the “Trust Preferred Securities”) of Deutsche Bank Contingent Capital Trust III (the “Trust”) and subordinated guarantees of the Bank (the “Subordinated Guarantees”) issued in connection with the Company Preferred Securities and the Trust Preferred Securities (collectively, the “Securities”) on Form F-3 and any amendment thereto (the “Registration Statement”).
Terms not defined herein shall have the same meaning as in the Registration Statement.
For the purpose of this opinion we have examined the following documents (the “Documents”):
(a)	a draft of the Registration Statement dated as of February 11, 2008 and certain exhibits (“Exhibits”) filed with the Registration Statement;

(b)	the Articles of Association (Satzung) of the Bank as presently in force;

(c)	such other documents as we have deemed necessary to enable us to give this opinion.
We have assumed that:
(i)	all signatures on all documents submitted to us are genuine and that copies of all documents submitted to us are complete and conform the originals;

(ii)	the Registration Statement was executed and filed in the form of the draft reviewed by us and the agreements and indentures filed as Exhibits to the Registration Statement that have been reviewed by us will, when duly executed by all parties thereto in substantially the form filed as an Exhibit to the Registration Statement, be valid, binding and enforceable under the laws of the State of New York and the State of Delaware, as applicable, by which they are expressed to be governed;

(iii)	none of the documents furnished to us has been amended, supplemented or terminated;

(iv)	all relevant documents are or will be within the capacity and powers of, and have been or will be validly authorized, executed and delivered by, each party thereto, except that no such assumption is made as to the authorization, execution and delivery of any such agreement by the Bank.
Based upon the foregoing we are of the opinion that:
(1)	the Bank is duly organized and validly existing as a stock corporation (Aktiengesellschaft) under the laws of the Federal Republic of Germany and has the corporate power to, and has taken all necessary corporate action to, execute, deliver and file the Registration Statement.

(2)	when the Registration Statement has become effective under the Securities Act, the subordinated guarantee agreements have been duly authorized, executed and delivered, the terms of the Subordinated Guarantees and the issuance of the Trust Preferred Securities and the Company Preferred Securities have been duly established in conformity with the guarantee agreements so as not to violate German law and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank, and the Trust Preferred Securities and the Company Preferred Securities have been issued as contemplated in the Registration Statement, the Subordinated Guarantees will constitute a valid and legally binding obligation of the Bank which, if incurred through a branch office of the Bank, are to be performed through such branch office and which are enforceable in accordance with its terms.
This opinion is subject to the following qualifications:
(A)	enforcement of the Subordinated Guarantees may be limited by bankruptcy, insolvency, liquidation, reorganization, limitation and other laws of general application, or by governmental acts, relating to or affecting the rights of creditors;

(B)	enforcement of rights may be limited by statutes of limitation or lapses of time;

(C)	courts in Germany (assuming they accept jurisdiction) do not apply provisions of foreign law to the extent such provisions are obviously irreconcilable with essential principles of German law, in particular rights under constitutional law of Germany;

(D)	any judicial proceedings in Germany enforcing rights will be subject to the rules of civil procedure as applied by the courts in Germany, which inter alia and without limitation, might require the translation of foreign language documents into the German language;

(E)	we do not express an opinion as to any rights and obligation the Bank may have or appears to have against itself.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the prospectus included in the Registration Statement under the heading “Legal Matters”. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
This opinion is furnished by us, as Counsel of the Bank, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written approval in each instance, or relied upon by any other person.
This opinion shall be governed by and construed in accordance with the laws of Germany.

Very truly yours,

/s/ Mathias Otto	/s/ Markus Schrader

Mathias Otto	Markus Schrader
Deputy General Counsel Germany, Central & Eastern Europe of Deutsche Bank AG	Senior Counsel of Deutsche Bank AG